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The following is a summary of the material terms of the Bar Harbor Bankshares 2008 Annual Incentive Plan

Bar Harbor Bankshare’s ("BHB") Annual Incentive Plan (the "Plan") is designed to recognize and reward executives for their collective contributions to BHB’s success. Our Plan focuses on rewarding for the achievement of specific goals that are critical to BHB’s growth and profitability. Individually and collectively, we believe our executive team has the ability to influence and drive our success. Our Plan is designed to reward our executives for driving BHB’s success. This document summarizes the elements and features of the Plan.

In short, the objectives of the Plan are to:

  Focus executive attention on key business metrics;
  Align pay with organizational and individual performance;
  Encourage teamwork and collaboration across all areas of BHB. Our collective contributions will drive improved business results;
  Motivate and reward the achievement of specific, measurable performance objectives;
  Provide competitive total cash compensation;
  Provide significant reward for achieving and exceeding performance results; and
  Enable BHB to attract and retain the talent needed to drive success.

Eligibility

  Eligibility will be limited to executive positions that have a significant impact on the success of the organization.
  Participants must be employed by October 1st of the plan year in order to be eligible for that year’s incentive. New employees will receive pro-rated awards based on date of hire.
  Participants must be an active employee as of the reward payout date to receive an award.
  Participant’s performance must be in good standing for the measurement period.

Performance Period

The performance period and plan operate on a calendar year basis (January 1st – December 31st). Actual payout awards are made in cash following year-end after BHB’s financial results and performance are known.

 Incentive Payout Opportunity

Each participant will have a target incentive opportunity based on his/her role. The target incentive will reflect a percentage of base salary and be determined consistent with competitive market practices. Actual awards will vary based on achievement of specific goals. The opportunity reflects a range of potential awards. Actual awards may range from 0% of target (for not achieving minimal performance) to 150% of target (for exceptional performance). The table below summarizes the incentive ranges for the 2008 Plan year.

2008 Short-Term Incentive Targets
Role	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (150% of Target)
CEO/President	0%	12.50%	25.00%	37.50%
EVP	0%	10.00%	20.00%	30.00%
SVP	0%	7.50%	15.00%	22.50%

Incentive Plan Measures

Each participant will have predefined performance goals that will determine his/her annual incentive award.  There are two performance categories:   BHB and Individual.  BHB performance will be reflected by common goals for all participants. Individual goals will reflect each participants individual contributions based on their role. The specific allocation of goals will be weighted to reflect the focus and contribution for each role/level in BHB and its wholly owned subsidiary Bar Harbor Bank & Trust (the "bank") and its second tier subsidiary Bar Harbor Trust Services.

The table below provides guidelines for the allocation of participant’s incentives for each performance component

Position	BHB/Team Performance	Individual Performance
CEO/President	75%	25%
EVP	65%	35%
SVP - Line	30%	70%
SVP - Staff	50%	50%

BHB Performance

BHB performance goals for 2008 are Net Income and Efficiency Ratio. Specific performance goals at threshold, target, and stretch for 2008 are established by the BHB Compensation Committee and approved by the BHB Board of Directors.

Individual Performance

In addition to the BHB’s performance, participants will have 2 - 3 individual goals that will focus on either department/team performance (e.g. lending growth, deposit growth) and/or individual performance. The mix of these goals will vary by role. Where possible, performance targets and ranges for each measure will be set at the beginning of the Plan year. A minimum achievement of threshold level performance is required for the plan to pay for each component.

Plan Trigger

In order for the Plan to "activate" or turn on, BHB must achieve at least the minimum Net Income threshold established by the Compensation Committee. If BHB does not meet this level, the Plan will not pay out any awards for the year, regardless of performance on other goals.

Payouts

Payouts will be made in cash as soon as possible after the closing of BHB’s financials each year. Awards are calculated based on actual performance relative to target. Achieving threshold performance will pay out at 50% of target incentive, target performance will pay out 100% of target, and stretch performance will pay out at 150% of target incentive. Performance below threshold will be zero. Payouts are assessed by component such that one goal may achieve stretch and another may achieve only threshold. Actual payouts for each performance goal will be pro-rated between threshold, target and stretch levels to reward incremental improvement.

Below is an illustration of a simple plan design for a SVP (Tier 3) with a base salary of $100,000 and an incentive target of 15% of base salary ($15,000). Goals are for illustration purposes only.
Participant Goals				Performance and Payout
Performance Measure	Performance Goal threshold/target/stretch	Weight	$	Actual Performance	Payout Allocation (0% - 150%)	Payout ($)
Net Income	TBD	30%	$4,500	Target	100%	$4,500
Efficiency Ratio	TBD	30%	$4,500	Threshold	50%	$2,250
Individual performance goal #1	TBD	20%	$3,000	Stretch	150%	$4,500
Individual performance goal #2	TBD	10%	$1,500	Below Threshold	0%	$0
Individual performance goal #3	TBD	10%	$1,500	Target	100%	$1,500
TOTAL		100%	$15,000	85% payout		$12,750

This participant’s payout of $12,750 is 85% of target. The payout reflects BHB’s Net Income performance at "Target", Efficiency Ratio at Threshold, one Individual goal at stretch, another that was not achieved, and another at Target.

Terms and Conditions

Effective Date

This Plan is effective January 1, 2008 to reflect plan year January 1, 2008 to December 31, 2008. The Plan will be reviewed annually by the BHB’s Compensation Committee and Executive Management to ensure proper alignment with BHB’s business objectives. BHB retains the rights as described below to amend, modify or discontinue the Plan at any time during the specified period. The Incentive Plan will remain in effect until December 31, 2008.

Program Administration

The Plan is authorized by the BHB Compensation Committee and voted by the BHB Board of Directors. The Compensation Committee has the sole authority to interpret the Plan and to make or nullify any rules and procedures, as necessary, for proper administration. Any determination by the Compensation Committee will be final and binding on all participants.

Program Changes or Discontinuance

BHB has developed the plan based on existing business, market and economic conditions. If substantial changes occur that affect these conditions, BHB may add to, amend, modify or discontinue any of the terms or conditions of the Plan at any time. The Compensation Committee may, at its sole discretion, waive, change or amend the Plan as it deems appropriate.

Incentive Award Payments

Awards will be paid as a cash bonus before the end of the first quarter following the Plan year (within 75 days to avoid potential 409A trigger). Awards will be paid out as a percentage of a participant’s base salary earned during the year as of December 31st for a given calendar year. Incentive awards will be considered taxable income to participants in the year paid and will be subject to withholding for required income and other applicable taxes.

Any rights accruing to a participant or his/her beneficiary under the Plan shall be solely those of an unsecured general creditor of BHB. Nothing contained in the Plan, and no action taken pursuant to the provisions hereof, will create or be construed to create a trust of any kind, or a pledge, or a fiduciary relationship between BHB or the CEO and the participant or any other person. Nothing herein will be construed to require BHB or the CEO to maintain any fund or to segregate any amount for a participant’s benefit.

New Hires, Promotions, and Transfers

Participants who are not employed by BHB at the beginning of the Plan year will receive a pro rata incentive award based on their length of employment during a given year.

A participant whose work schedule changes during the year will be eligible for prorated treatment that reflects his/her time in the different schedules.

If a participant changes his/her role or is promoted during the Plan year, he/she will be eligible for the new role’s target incentive award on a pro rata basis (i.e. the award will be prorated based on the number of months employed in the respective positions.)

Termination of Employment

If a participant is terminated by the BHB, no incentive award will be paid. If a participant voluntarily leaves BHB before the award is paid, s/he will not receive payment unless their resignation is due to a hardship or family situation. The Compensation Committee reserves the right to make a decision on whether or not to pay a pro-rated share of any incentive earned for the calendar year in question. To encourage employees to remain in the employment of BHB, a participant must be an active employee of BHB on the last day of the measurement period (see exceptions for disability, death, or retirement).

Disability, Death, or Retirement

If a participant is disabled by an accident or illness, and is disabled long enough to be placed on long-term disability, his/her incentive award for the Plan period shall be prorated so that no award will be earned during the period of long-term disability.

In the event of death, BHB will pay to the participant’s estate the pro rata portion of the award that had been earned by the participant.

In the event of retirement, BHB will pay to the participant a pro rata portion of the award that had been earned by the participant.

Ethics and Interpretation

If there is any ambiguity as to the meaning of any terms or provisions of this plan or any questions as to the correct interpretation of any information contained therein, BHB’s interpretation expressed by the BHB Board of Directors will be final and binding.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject the employee to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the Plan to which the employee would otherwise be entitled will be revoked.

Participants who have willfully engaged in any activity, injurious to the BHB, will upon termination of employment, death, or retirement, forfeit any incentive award earned during the award period in which the termination occurred.

Miscellaneous

The Plan will not be deemed to give any participant the right to be retained in the employ of BHB, nor will the Plan interfere with the right of BHB to discharge any participant at any time.

In the absence of an authorized, written employment contract, the relationship between employees and BHB is one of at-will employment. The Plan does not alter the relationship.

This Plan and the transactions and payments hereunder shall, in all respect, be governed by, and construed and enforced in accordance with the laws of the state of Maine.

Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

This Plan is proprietary and confidential to BHB and its employees and should not be shared outside the organization except as authorized by the Compensation Committee for public disclosure documents.

The following tables set forth sample possible payments to each of the Company’s Named Executive Officers und ther company’s 2008 Annual Incentive Plan, at the Plan’s target, threshold and stretch benchmarks. Payouts in these tables assume that BHB has achieved its minimum 2008 Net Income performance goal as well as other BHB and applicable individual executive performance goals. Assuming payments are to be made under the Plan, then "actual payments" to the Named Executive Officers may be different from those depicted on their respective tables, but within the range between "threshold" and "stretch" awards reflected on each table.

\The following provides Scorecard Example for 2008 Incentive plan.
2008
Name	Joseph Murphy
Title	President & CEO
	Base Salary					$273,946	Base Salary		$273,946	Base Salary		$273,946
	Incentive Target (%)					12.50%	Incentive Threshold (%)		25.00%	Incentive stretch (%)		37.50%
	Incentive Target ($)					$34,243	Incentive Threshold ($)		$68,487	Incentive stretch ($)		$102,730

Performance Goals			Payment Range			Actual Achievement			Actual Achievement			Actual Achievement
	Incentive Measures	Weight	Threshold	Target	Stretch	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)
Corporate Goals	Net Income ($Millions)	55.0%	6.9%	13.8%	20.6%	At thresold	100%	$18,837	At target	100%	$37,675	At stretch	100%	$56,512
Corporate Goals	Efficiency Ratio	20.0%	2.5%	5.0%	7.5%	At thresold	100%	$6,849	At target	100%	$13,697	At stretch	100%	$20,546
Shared Goal	AQ/Past Dues	8.3%	1.0%	2.1%	3.1%	At thresold	100%	$2,852	At target	100%	$5,705	At stretch	100%	$8,557
Shared Goal	AQ/Chargeoffs	8.3%	1.0%	2.1%	3.1%	At thresold	100%	$2,852	At target	100%	$5,705	At stretch	100%	$8,557
Shared Goal	AQ/NPL+OREO	8.3%	1.0%	2.1%	3.1%	At thresold	100%	$2,852	At target	100%	$5,705	At stretch	100%	$8,557
Total		100.0%	12.50%	25.00%	37.50%			$34,243			$68,487			$102,730

2008
Name	Gerry Shencavitz
Title	EVP and CFO
	Base Salary					$174,000	Base Salary		$174,000	Base Salary		$174,000
	Incentive Threshold (%)					10.00%	Incentive Target (%)		20.00%	Incentive Stretch (%)		30.00%
	Incentive Threshold ($)					$17,400	Incentive Target ($)		$34,800	Incentive TStretch ($)		$52,200

Performance Goals			Payment Range			Actual Achievement			Actual Achievement			Actual Achievement
	Incentive Measures	Weight	Threshold	Target	Stretch	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)
Corporate Goals	Net Income ($Millions)	45.0%	4.5%	9.0%	13.5%	At thresold	100%	$7,830	At target	100%	$15,660	At stretch	100%	$23,490
Corporate Goals	Efficiency Ratio	20.0%	2.0%	4.0%	6.0%	At thresold	100%	$3,480	At target	100%	$6,960	At stretch	100%	$10,440
Individual Goal	Invest. Income (Millions)	12.5%	1.3%	2.5%	3.8%	At thresold	100%	$2,175	At target	100%	$4,350	At stretch	100%	$6,525
Individual Goal	Yield against Peer	12.5%	1.3%	2.5%	3.8%	At thresold	100%	$2,175	At target	100%	$4,350	At stretch	100%	$6,525
Individual Goal	Technology Leadership	10.0%	1.0%	2.0%	3.0%	At thresold	100%	$1,740	At target	100%	$3,480	At stretch	100%	$5,220
Total		100.0%	10.0%	20.0%	30.0%			$17,400			$34,800			$52,200

2008
Name	Dan Hurley
Title	President BHTS
	Base Salary					$126,500	Base Salary		$126,500	Base Salary		$126,500
	Incentive Threshold (%)					7.50%	Incentive Target (%)		15.00%	Incentive Stretch (%)		22.50%
	Incentive Threshold ($)					$9,488	Incentive Target ($)		$18,975	Incentive TStretch ($)		$28,463

Performance Goals			Payment Range			Actual Achievement			Actual Achievement			Actual Achievement
	Incentive Measures	Weight	Threshold	Target	Stretch	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)
Corporate Goals	Net Income ($Millions)	20.0%	1.5%	3.0%	4.5%	At threshold	100%	$1,898	At target	100%	$3,795	At stretch	100%	$5,693
Corporate Goals	Efficiency Ratio	10.0%	0.8%	1.5%	2.3%	At threshold	100%	$949	At target	100%	$1,898	At stretch	100%	$2,846
Individual Goal	BHTS Budget ($Thous)	35.0%	2.6%	5.3%	7.9%	At threshold	100%	$3,321	At target	100%	$6,641	At stretch	100%	$9,962
Individual Goal	BHFS ($Thous)	35.0%	2.6%	5.3%	7.9%	At threshold	100%	$3,321	At target	100%	$6,641	At stretch	100%	$9,962
Total		100.0%	7.50%	15.00%	22.50%			$9,488			$18,975			$28,463

2008
Name	Greg Dalton
Title	Senior Vice President
	Base Salary					$132,000	Base Salary		$132,000	Base Salary		$132,000
	Incentive Threshold (%)					7.50%	Incentive Target (%)		15.00%	Incentive Stretch (%)		22.50%
	Incentive Threshold ($)					$9,900	Incentive Target ($)		$19,800	Incentive TStretch ($)		$29,700

Performance Goals			Payment Range			Actual Achievement			Actual Achievement			Actual Achievement
	Incentive Measures	Weight	Threshold	Target	Stretch	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)
Corporate Goals	Net Income ($Millions)	20.0%	1.5%	3.0%	4.5%	At thresold	100%	$1,982	At target	100%	$3,964	At stretch	100%	$5,940
Corporate Goals	Efficiency Ratio	10.0%	0.8%	1.5%	2.3%	At thresold	100%	$990	At target	100%	$1,980	At stretch	100%	$2,970
Individual Goal	Commercial Loan	35.0%	2.6%	5.3%	7.9%	At thresold	100%	$3,465	At target	100%	$6,930	At stretch	100%	$10,395
Individual Goal	Non Pers Deposit Budget	15.0%	1.1%	2.3%	3.4%	At thresold	100%	$1,485	At target	100%	$2,970	At stretch	100%	$4,455
Shared Goal	AQ/Past Dues	6.7%	0.5%	1.0%	1.5%	At thresold	100%	$659	At target	100%	$1,319	At stretch	100%	$1,978
Shared Goal	AQ/Chargeoffs	6.7%	0.5%	1.0%	1.5%	At thresold	100%	$659	At target	100%	$1,319	At stretch	100%	$1,978
Shared Goal	AQ/NPL+OREO	6.7%	0.5%	1.0%	1.5%	At thresold	100%	$659	At target	100%	$1,319	At stretch	100%	$1,978
Total		100.0%	7.50%	15.00%	22.50%			$9,900			$19,800			$29,700

2008
Name	Michael Bonsey
Title	Senior Vice President
	Base Salary					$116,000	Base Salary		$116,000	Base Salary		$116,000
	Incentive Threshold (%)					7.50%	Incentive Target (%)		15.00%	Incentive Stretch (%)		22.50%
	Incentive Threshold ($)					$8,700	Incentive Target ($)		$17,400	Incentive TStretch ($)		$26,100

Performance Goals			Payment Range			Actual Achievement			Actual Achievement			Actual Achievement
	Incentive Measures	Weight	Threshold	Target	Stretch	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)
Corporate Goals	Net Income ($Millions)	30.0%	2.3%	4.5%	6.8%	At thresold	100%	$2,611	At target	100%	$5,222	At stretch	100%	$7,833
Corporate Goals	Efficiency Ratio	20.0%	1.5%	3.0%	4.5%	At thresold	100%	$1,740	At target	100%	$3,480	At stretch	100%	$5,220
Individual Goal	Commercial Loan	15.0%	1.1%	2.3%	3.4%	At thresold	100%	$1,305	At target	100%	$2,610	At stretch	100%	$3,915
Individual Goal	Consumer Loan	10.0%	0.8%	1.5%	2.3%	At thresold	100%	$870	At target	100%	$1,740	At stretch	100%	$2,610
Shared Goal	AQ/Past Dues	8.3%	0.6%	1.2%	1.9%	At thresold	100%	$725	At target	100%	$1,449	At stretch	100%	$2,174
Shared Goal	AQ/Chargeoffs	8.3%	0.6%	1.2%	1.9%	At thresold	100%	$725	At target	100%	$1,449	At stretch	100%	$2,174
Shared Goal	AQ/NPL+OREO	8.3%	0.6%	1.2%	1.9%	At thresold	100%	$725	At target	100%	$1,449	At stretch	100%	$2,174
Total		100.0%	7.50%	15.00%	22.50%			$8,700			$17,400			$26,100

2008
Name	Stephen Leackfeldt
Title	Senior Vice President
	Base Salary					$116,000	Base Salary		$116,000	Base Salary		$116,000
	Incentive Threshold (%)					7.50%	Incentive Target (%)		15.00%	Incentive Stretch (%)		22.50%
	Incentive Threshold ($)					$8,700	Incentive Target ($)		$17,400	Incentive TStretch ($)		$26,100

Performance Goals			Payment Range			Actual Achievement			Actual Achievement			Actual Achievement
	Incentive Measures	Weight	Threshold	Target	Stretch	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)	Actual Performance	Payout Percent (Interpolated)	Actual Payout ($)
Corporate Goals	Net Income ($Millions)	30.0%	2.3%	4.5%	6.8%	At thresold	100%	$2,611	At target	100%	$5,222	At stretch	100%	$7,833
Corporate Goals	Efficiency Ratio	20.0%	1.5%	3.0%	4.5%	At thresold	100%	$1,740	At target	100%	$3,480	At stretch	100%	$5,220
Individual Goal	Personal Deposits	20.0%	1.5%	3.0%	4.5%	At thresold	100%	$1,740	At target	100%	$3,480	At stretch	100%	$5,220
Individual Goal	Consumer Loan	20.0%	1.5%	3.0%	4.5%	At thresold	100%	$1,740	At target	100%	$3,480	At stretch	100%	$5,220
Shared Goal	AQ/Past Dues	3.3%	0.2%	0.5%	0.7%	At thresold	100%	$290	At target	100%	$579	At stretch	100%	$869
Shared Goal	AQ/Chargeoffs	3.3%	0.2%	0.5%	0.7%	At thresold	100%	$290	At target	100%	$579	At stretch	100%	$869
Shared Goal	AQ/NPL+OREO	3.3%	0.2%	0.5%	0.7%	At thresold	100%	$290	At target	100%	$579	At stretch	100%	$869
Total		100.0%	7.50%	15.00%	22.50%			$8,700			$17,400			$26,100